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                                                                    EXHIBIT 10.5

                   DIRECTOR'S DEFERRED COMPENSATION AGREEMENT


     AGREEMENT, made as of the _____ day of ____________, 19____, between W.H. BRADY CO., a Wisconsin corporation ("Company") and _________________________ ("Director").

                                   WITNESSETH:

     WHEREAS, Director is now serving or has previously served as a director of the Company, and the Company desires to provide such Director with a tax deferral opportunity in the form of Company common stock; and

     WHEREAS, the Board of Directors of the Company has adopted a plan permitting Directors of the Company to elect to defer portions of their fees at the times and upon the terms and conditions of that plan;

     WHEREAS, the terms of such deferrals are reflected in individual deferral agreements that have been executed from time to time with the Directors of the Company, and

     WHEREAS, the parties desire to execute a new agreement to reflect recent changes adopted by the Board of Directors,

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom, IT IS AGREED AS FOLLOWS:


1.   DEFERRED COMPENSATION ACCOUNT

     There shall be created on the books of the Company a Director's Deferred Compensation Account (the "Account"), which shall be credited with the amounts specified in Director's elections under this Deferred Compensation Agreement (the "Election").

     Elections shall be in writing, made prior to the beginning of the year, or partial year, in which the fees would otherwise be paid, and filed with the Corporate Controller of the Company. Such election shall be effective with respect to fees to be paid in fee periods occurring in the following year.

     Elections with respect to fees shall be in an amount of $100 or a multiple thereof.

     An Election shall be irrevocable with respect to the fiscal year to which it relates and shall continue in effect from year to year thereafter until revoked or amended in writing with respect to a subsequent fiscal year prior to the beginning thereof. Your rate of deferral under your prior deferral agreement will be your rate of deferral under this Agreement for the current fiscal year and will continue as the deferral rate for subsequent years unless revoked or amended by written notice from you to the Company prior to the beginning of a subsequent fiscal year.

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2.   VALUATION OF ACCOUNT

     Whenever amounts are withheld from the Director's fees, the Director's Account shall be credited with a number of stock units, calculated by converting the amount withheld into a number of whole or fractional stock units as if the amounts had been used to purchase Class A non-voting common stock of the Company at the price determined under paragraph 5 of this Agreement. The Account shall also be credited with additional stock units whenever dividends are paid on the Class A non-voting common stock of the Company, calculated by assuming that such dividends were used to purchase additional stock units at the price determined under paragraph 5 of this Agreement. The Account shall be credited from time to time with additional shares of stock units equal in number to the number of shares granted in any stock dividend or split to which the holder of a like number of shares of Class A non-voting common stock would be entitled. The Account shall likewise be credited with the stock unit equivalent of all other distributions made with respect to shares of Class A non-voting common stock; in the event of a distribution of preferred stock, such preferred stock shall be valued at is par value (or its voluntary liquidating price, if it does not have a par value).

3.   DISTRIBUTIONS TO DIRECTOR FOLLOWING TERMINATION OF EMPLOYMENT

     (a) If the Director's service as a director is terminated due to any reason, including his retirement, disability, or death, and if no application and approval under 3(b) has been made, the Company shall distribute to Director, or his Beneficiary, each year for a fixed period of ten years, shares of the Class A non-voting common stock equal to the allocable part of the number of stock units of his Account determined as of end of each fiscal year. Thus, the first distribution shall be one-tenth of the number of stock units then credited to such account, the second one-ninth of the then number of stock units, etc. Such distributions shall be made within 75 days following the end of the Company's fiscal year, commencing with the first fiscal year end after the date of termination of employment. The number of stock units in the Account shall be reduced by the number of shares of Class A non-voting common stock distributed in each distribution.

     (b) Upon application of the Director (or Director's Beneficiary if Director dies prior to termination of service as a Director), the Company may in its uncontrolled discretion and upon such terms and conditions as the Board of Directors determines, pay Director the amount credited to the Director's Account in a different number of installments (but not to exceed ten) or in a lump sum on a discount or other basis.

4.   DISTRIBUTION TO BENEFICIARY OR ESTATE OF DIRECTOR

     (a) In the event of the Director's death, annual distributions will be made to the Director's beneficiary as follows:


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          (1)  If the Director dies prior to termination of employment, the distributions will be in the same annual amounts and for the same number of years as the distribution would have been received had the Director terminated employment on the date of death and lived for the shorter of 10 years or the term permitted under 3(b);

          (2) If the Director dies after employment has terminated, the distributions will be in the same annual amounts as were being made or were distributable at the date of death for the remaining period that distributions would have been made had the Director lived.

     (b) The term "Beneficiary" as used herein includes the plural and means any person(s), including corporation or individual beneficiary(s), designated by Director in a written instrument in a form acceptable to and filed with the Company or by a specific appointment in Director's will referring to this Agreement. Director may designate a primary beneficiary and a contingent beneficiary provided, however, that the Company may reject any such instrument tendered for filing if it contains successive beneficiaries or contingencies unacceptable to it. In the absence of an acceptable designation or if the Beneficiary so designated predeceases Director, the payments shall be paid to Director's estate. If all Beneficiaries who survive Director shall die before receiving the full amounts payable hereunder, then the payments shall be paid to the estate of the Beneficiary last to die. The Company shall not be charged with notice of the appointment of a personal representative of Director until it shall have received a certified copy of the appointment.

5.   ACCOUNTING AND VALUATION DETERMINATIONS

     For the purpose of determining the amounts credited to the Account pursuant to paragraph 2, the value of a stock unit shall be set equal to the Fair Market Value of the Class A non-voting common stock. Fair Market Value on any date shall mean, with respect to the Company's Class A non-voting common stock or any other stock of the Company, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sale prices reported in composite transactions as reported in The Wall Street Journal (Midwest Edition) for such date or, if such date is not a business day or if no sales of Company stock shall have been reported with respect to such date, the next preceding date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

6.   CONVERSION FROM PRIOR AGREEMENT

     (a) As of the earlier of the date of election to convert under paragraph 6(b) or August 1, 1998, deferrals under the prior deferral agreement shall no longer be available. Any new amounts deferred shall be under the terms of this Agreement, but such


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          prior agreement shall remain in effect with respect to amounts previously deferred, unless conversion is made under the terms of paragraph 6(b) hereof. Any remaining unconverted balances under any prior agreement will continue to be valued as described in such agreement until July 31, 2002, after which date any increase in value for the following year will be based on the closing yield rate on a 30-year U.S. Treasury Bond as of the preceding July 31.

     (b) If Director elects in writing, the amount contained in the Director's Account under the terms of the prior agreement can be converted into amounts deferred under the terms of this Agreement, and distributions will thereafter be made solely under the terms of this Agreement except that distributions to Directors to whom distributions have commenced prior to the date hereof shall continue to be made at the times provided in the prior Agreement. Such conversion may only be elected on November 19, 1997. The number of stock units credited to the Director's Account shall be determined as of the date of such conversion by valuing the Director's Account as of such date under the terms of the prior agreement, and then converting such value into an equivalent number of stock units under this Agreement by dividing such sum by the transfer price as determined under paragraph 6(c).

     (c) The transfer price for the conversion of amounts held under the Director's prior deferral agreement shall be the Fair Market Value of a stock unit as determined under the provisions of Paragraph 5 for the date of conversion. A one-time discount of 10%, as determined by the Board of Directors of the Company, may be offered to the Director if the Director converts amounts at the conversion date offered by the Company.

7.   GENERAL PROVISIONS

     (a) This Agreement shall not be subject to termination, modification or amendment by the Company with respect to any rights which have accrued hereunder, the Company reserving the right, however, to terminate, modify or amend this Agreement effective prospectively as of the first day of any fiscal year upon not less than 15 days prior written notice to Director.

     (b) The Company shall have the right to assign all of its right, title and obligation in and under this Agreement upon a merger or consolidation in which the Company is not the surviving entity or to the purchaser of substantially its entire business, provided such assignee or purchaser assumes and agrees to perform after the effective date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Upon such assignment, all of the rights, as well as all obligations, of the Company under this Agreement shall thereupon cease and terminate.

     (c) Any action to be taken by the Company under the provisions of this Agreement shall require the affirmative vote of the majority of the Board of Directors.


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     (d)  Neither Director nor Director's Beneficiary or estate shall have power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable hereunder; nor shall any such rights or payments be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency, or otherwise.

     (e) The Company will withhold any necessary shares from the distribution to satisfy its Federal and State withholding tax obligations, if any, as a result of the distribution or from other amounts paid to such individual by the Company. Further, to the extent required by law, FICA taxes may be withheld from amounts deferred hereunder, thereby reducing the amount of the deferral to the extent not withheld from other amounts paid to the Director by the Company.

     (f) This Agreement shall not supersede any other service, retainer, or employment contract, whether oral or in writing, between the Company and Director, nor affect or impair the rights and obligations of the Company and Director, respectively, under any other contract, arrangement, or voluntary pension, profit-sharing or other compensation plan of the Company, and the benefits and payments under this Agreement shall be in addition to any and all of Director's benefits to which he may be entitled under any other such contract, arrangement or voluntary plan. No amounts credited to any participant hereunder and no amounts paid hereunder will be taken into account as wages, salary, base pay or any other type of compensation when determining the amount of any payment or allocation or for any other purpose, under any other qualified or non-qualified pension or profit sharing plan of the Company, except as otherwise may be specifically provided by such plan. Nothing contained herein shall impose any obligation on the Company to continue the tenure or employment of Director.

     (g) The Company shall have the right to transfer its rights and obligations hereunder to the trustees of a grantor trust established by the Company and shall have the right to transfer sufficient shares of common stock to such trust to satisfy its obligations hereunder.

     (h) If the scheduled payments under this Agreement would result in disallowance of any portion of the Company's deduction therefore under
          Section 162(m) of the Code, the payments shall be limited to the amount which is deductible, with the balance to be paid as soon as deductible by the Company. However, in such event, the Company shall pay the Director on a quarterly basis an amount of interest based on the prime rate recomputed each quarter on the unpaid scheduled payments.

     (i) This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Committee shall have all authority that may be appropriate for administering the Plan, including the authority to adopt rules and regulations for implementing, amending and carrying out the Plan, interpreting the provisions of the Plan and determining the eligibility of directors to participate in the Plan and an eligible director's entitlement to benefits hereunder.


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          The Committee shall have full and complete discretionary authority to determine eligibility for benefits under the Plan, to construe the terms of the Plan and to decide any matter presented through the claims procedure. Any final determination by the Committee shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review.

     (j) If the Director or the Director's Beneficiary (hereinafter refereed to as "claimant") believes he is being denied any benefit to which he is entitled under this Plan for any reason, he may file a written claim with the Committee. The Committee shall review the claim and notify the claimant of its decision within 90 days of receipt of such claim, unless the claimant receives written notice prior to the end of the 90 day period stating that special circumstances require an extension of the time for decision. The Committee's decision shall be in writing, sent by first class mail to the claimant's last known address, and if a denial of the claim, shall contain the specific reasons for the denial, reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information or material necessary to perfect the claim, and an explanation of the claims review procedure.

          A claimant is entitled to request the entire Committee to review any denial by written request to the Committee within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Committee shall afford the claimant or his authorized representative the opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within 60 days after receipt of a request for review (provided that in special circumstances the Committee may extend the time for decision by not more than 60 days upon written notice to the claimant). The Committee's review decision shall contain specific reasons for the decision and reference to the pertinent provisions of the Plan.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its Officers thereunto duly authorized and its corporate seal to be hereunto affixed, and Director has hereunto set his hand and seal as of the day and year first above written.


W.H. BRADY CO.



By:                                       By:                             (SEAL)
    ----------------------------------        ----------------------------
    Katherine M. Hudson                       Director
    President


Attest:
        ------------------------------
        Thomas E. Scherer
        Assistant Secretary


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                                    AMENDMENT
                                       TO
                   DIRECTOR'S DEFERRED COMPENSATION AGREEMENT


     AGREEMENT made as of the _______ day of ________________, 20____ between Brady Corporation, a Wisconsin Corporation ("Corporation") and
____________________ ("Director").


                               W I T N E S S E TH:

     WHEREAS, Director and Corporation are parties to a deferred compensation agreement dated as of the ___1st_____ day of ___November_____, 1997; and

     WHEREAS, the parties wish to amend the agreement to provide the Director with additional distribution options under the Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom, IT IS AGREED that the prior deferred compensation agreement shall be amended in the following respects:

1.   Section 3 is amended to read as follows:

3.   DISTRIBUTIONS TO DIRECTOR FOLLOWING TERMINATION OF SERVICE

     (a) if the Director's service as a director of the Corporation is terminated due to any reason, including retirement, disability, or death, and if no effective election exists under paragraph (b) below and if no application and approval under paragraph (c) below has been made, the Corporation shall distribute the Director's Account to Director, or Director's Beneficiary, under the Annual Installment Method over a period of ten (10) years using the Fractional Method for a fixed period of ten years.

     (b) By submitting an Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the date of the Director's termination of service as a director, the Director shall elect whether to receive his Account balance following termination of service as a director in a single lump sum or under an Annual Installment Method. The Election Form most recently on file shall govern the payout of the Account. If the Director does not submit an Election Form or has not submitted one timely, then payment shall be made under paragraph (a) above unless an application has been made and approved under paragraph (c) below. Even if a valid election has been made under this paragraph (b), payment shall instead be made under paragraph (c) if an application has been made and approved under paragraph (c). The lump sum payment shall be made, or installment payments shall commence, within 60 days after the last day of the fiscal year in which the Director terminates service as a director.


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     (c)  Upon application of the Director (or Director's Beneficiary if
          Director is deceased), the Corporation, may if determined by the Committee in its uncontrolled discretion, and upon such terms and conditions as the Committee determines, pay Director the amount credited to the Account in smaller installments or in a lump sum or other basis.

     (d) "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Director, not to exceed 10. In each case, the Account balance of the Director shall be calculated as of the close of the fiscal year commencing with the last day of the fiscal year in which the Director terminates service as a director of the Corporation. Each annual installment, regardless of the method selected, shall be payable within 60 days after such date. The alternative methods available are as follows:

          (1) Fractional Method. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Director. By way of example, if the Director elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account balance. The following year, the payment shall be 1/9 of the Account balance.

          (2) Percentage or Fixed Dollar Method. The annual installment shall be calculated by multiplying this balance in the case of the percentage method, by the percentage selected by the Director and paying out the resulting amount, or in the case of the fixed dollar method, by paying out the fixed dollar amount selected by the Director, for the number of years selected by the Director. However, in the event the dollar amount selected is more than the Account balance in any given year, the entire Account balance will be distributed. Further, regardless of the method selected by the Director, the final installment payment will include 100% of the then remaining Account balance.

     (e) The Director's account balance as of any date shall mean the number of stock units held in the Director's account as of such date. All distributions, whether in the form of lump sum payment or installment, shall be made in shares of the Class A nonvoting common stock of the Corporation equal to the portion of the number of whole stock units in the Director's account to be distributed under the distribution method selected. No distribution of fractional shares shall be made.

     (f) "Election Form" shall mean the form established from time to time by the Committee that Director completes, signs and returns to the Committee to make an election under the Plan. To the extent authorized by the Committee, such form may be electronic or set forth in some other media and need not be signed by the Director.


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2.   Section 4 is amended by adding the following clause (3) to paragraph (a)
     thereof:

     (3) Upon application of the Director's Beneficiary, the Corporation may, if determined by the Committee in its uncontrolled discretion, and upon such terms and conditions as the Committee determines, pay Director's beneficiary the amount credited to the account in smaller installments or in a lump sum or other basis.


BRADY CORPORATION

By: __________________________________       By: _______________________________
                                                 Director
Title ________________________________

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